                           SEAGULL ENERGY CORPORATION


                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to the use of our name in the Annual Report on Form 10-K of Seagull Energy Corporation and Subsidiaries (the "Company") for the year ended December 31, 1998, and the incorporation by reference thereof into the Company's registration statements on Form S-8 (Nos. 2-72014, 2-80834, 33-14463, 33-43483, 33-50643, 33-50645, 33-64041, 333-13393 and 333-71375), Forms S-8 and
S-3 (Nos. 2-93087 and 33-22475), Form S-3 (Nos. 33-53729, 33-65118, 33-64051 and
333-34841) and Form S-4 (No. 333-68679).




                               /s/ Ryder Scott Company
                               Petroleum Engineers
                               RYDER SCOTT COMPANY
                               PETROLEUM ENGINEERS



Houston, Texas
February 12, 1999